Exhibit 10.2(i)


                                                              As of May 30, 2002



PWR Systems, Inc.
3512 Veterans Memorial Highway
Bohemia, New York 11716

Attention: Alan W. Schoenbart, CFO

         Re:  Modification of JPMorgan Promissory Note
              ----------------------------------------

Dear Mr. Schoenbart:

         Reference is made to the Promissory Note ("Note") dated November 20, 2001 made by PWR Systems, Inc. ("Borrower") in favor of JPMorgan Chase Bank ("Bank") in the original principal amount of $1,214,171.88. The Note is due and payable in full on May 31, 2002, and as of May 30, 2002, the principal amount of $1,104,171.88 remains outstanding under the Note. The Bank has agreed to modify the Note and extend the term thereof, pursuant to Modification No. 1
(substantially in the form annexed hereto) to be executed between the Bank and the Borrower (the "Note Modification").

         In consideration of the Bank's execution of a modification of the Note and extension of the payments due under the Note in accordance with the terms of the Note Modification, the Borrower has agreed to:

         1. make a partial prepayment of principal under the Note in the amount of $400,000 (the "Harvard Trademark Payment") contemporaneously with the sale of the Harvard Trademarks by the Borrower to Harvard University; and

         2. cause Vizacom Inc. to have Serif Inc. ("Serif") make direct payment due under its (Serif's) note to Vizacom Inc. to the Bank in accordance with the payment instructions set forth in the attached letter of direction to Serif, and in connection therewith, deliver to the Bank a written acknowledgment by Serif of its agreement to make such direct payments, commencing with the payment due on July 15, 2002. The Bank acknowledges that the Borrower will receive a credit for the full amount of each installment paid by Serif, which will be applied against the immediately succeeding installments due under the Note.

         Accordingly,   the  Note  Modification  is  subject  to  the  foregoing
conditions.

         The Bank agrees that, contemporaneously with its receipt of the Harvard Payment, it will execute and deliver to Borrower all agreements and documents (in recordable form, as prepared

PWR Systems, Inc.
May 30, 2002
Page 2



by Borrower at Borrower's expense) necessary to release and terminate all of the Bank's liens and security interests in: (i) the Harvard Trademark and (ii) all assets of Borrower, including, without limitation, UCC-3 termination statements
..

         The Bank acknowledges that the Borrower is not in default under the Note.

         Please acknowledge your consent to the foregoing by signing below.

                                                        Very truly yours,

                                                        JPMORGAN CHASE BANK


                                                        By:/s/ Richard Grabelsky
                                                           ---------------------
                                                            Vice President

Consented:

PWR SYSTEMS, INC.


By:/s/ Alan Schoenbart
   -------------------
   Name and Title:  Alan W. Schoenbart  CFO



Acknowledged and
Guaranty Obligations Reaffirmed:

VIZACOM INC.


By:/s/ Alan Schoenbart
   -------------------
   Name and Title:  Alan W. Schoenbart  CFO



SOFTWARE PUBLISHING CORPORATION


By:/s/ Alan Schoenbart
   -------------------
   Name and Title:  Alan W. Schoenbart  CFO



Enclosure